      As filed with the Securities and Exchange Commission on July 2, 1999
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                             PROCOM TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                               -------------------

               California                                       33-0268063
     (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                         Identification No.)

                   2181 Dupont Drive, Irvine, California 92715
                                 (949) 794-4257
          (Address and telephone number of principal executive offices)

                               -------------------

            PROCOM TECHNOLOGY, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               -------------------

                                 Frederick Judd
                  Vice President - Finance, and General Counsel
                             Procom Technology, Inc.
                   2181 Dupont Drive, Irvine, California 92715
                     (Name and address of agent for service)

                               -------------------

   Telephone number, including area code, of agent for service: (949) 794-4257

                               -------------------

                                       CALCULATION OF REGISTRATION FEE
         --------------------------------------------------------------------------------------------------
                                                    Proposed         Proposed
                                                    maximum          maximum
         Title of               Amount              offering         aggregate             Amount of
         securities             to be               price            offering              registration
         to be registered       registered          per unit         price                 fee
         --------------------------------------------------------------------------------------------------
         Common Stock,            250,000(1)        7.8125 (2)       $1,953,125 (2)        $543 (2)
         par value $0.01
         per share
         --------------------------------------------------------------------------------------------------

         (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Procom Technology, Inc. 1999 Employee Stock Purchase Plan (the "Plan") may become subject to the Plan.

         (2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 29, 1999, as reported on the Nasdaq National Market System and published in The Western Edition of The Wall Street Journal.

             The Exhibit Index for this Registration Statement is at page 9.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



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

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents of Procom Technology, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

        (a) Annual Report on Form 10-K for the Company's fiscal year ended July 31, 1998;

        (b) Quarterly Reports on Forms 10-Q for the Company's quarterly periods ended October 31, 1998, January 31, 1999 and April 30, 1999;

        (c) Current Report on Form 8-K filed with the Commission on June 7, 1999; and

        (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on October 30, 1996, and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES

        The Company's Common Stock, par value $0.01 per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the original issuance of Common Stock registered hereby is passed on for the Company by Frederick L. Judd. Mr. Judd is the Vice President - Finance and General Counsel of the Company, is compensated by the Company as an employee, is the holder of options to acquire shares of Common Stock, and is eligible to participate in the Plan.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The California General Corporation Law (the "Law") provides that California corporations may include provisions in their articles of incorporation relieving directors of monetary liability for breach of their fiduciary duties as directors, except for the liability of a



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

director resulting from (1) any transaction from which the director derives an improper personal benefit, (2) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (3) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (4) acts or omissions constituting an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (5) acts or omissions showing a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (6) any improper transaction between a director and the Company in which the director has a material financial interest (Section 310 of the Law), or (7) the making of an illegal distribution to shareholders or an illegal loan or guaranty (Section 316 of the Law). The Company's Articles of Incorporation provide that the Company's directors are not liable to the Company or its shareholders for monetary damages for breach of their fiduciary duties to the fullest extent permitted by California law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Bylaws of the Company (the "Bylaws") provide that the Company will indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law, subject to certain limitations for actions initiated by the director or officer, settlements not approved by the Company, losses covered by the directors' and officers' liability insurance policy maintained by the Company and judgments for an accounting of profits pursuant to
Section 16(b) of the Exchange Act and similar laws. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

        The Company has entered into indemnification agreements with certain of its directors and officers that require the Company to indemnify such directors and officers to the fullest extent permitted by applicable provisions of law, provided that any settlement of a third party action against a director or officer is approved by the Company, and subject to limitations for actions initiated by the director or officer, penalties paid by insurance, and violations of Section 16(b) of the Exchange Act and similar laws. The agreements contain provisions that are broader in some respects than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as directors or executive officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance, if available on reasonable terms. The Company also maintains director and officers' liability insurance policies insuring directors and officers of the Company for covered losses as defined in the policies.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.       EXHIBITS

        See the attached Exhibit Index at page 8.

ITEM 9.       UNDERTAKINGS



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

        (a)    The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the



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

question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 28th day of June, 1999.


                                        By:  /s/ Alex Razmjoo
                                            ------------------------------------
                                            Alex Razmjoo
                                            Chairman of the Board, President and
                                            Chief Executive Officer



        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                               Title                        Date
           ---------                               -----                        ----

/s/ Alex Razmjoo                      Chairman of the Board,               June 28, 1999
--------------------------            President and Chief Executive
Alex Razmjoo                          Officer (Principal Executive
                                      Officer)


/s/ Frank Alaghband                   Executive Vice President -           June 28, 1999
--------------------------            Operations, and Director
Frank Alaghband



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


/s/ Alex Aydin                        Executive Vice President -           June 30, 1999
--------------------------            Finance and Administration,
Alex Aydin                            and Director (Principal
                                      Financial Officer)


/s/ Nick Shahrestany                  Executive Vice President -           June 28, 1999
--------------------------            Marketing and Information
Nick Shahrestany                      Technology, and Director


                                      Director
--------------------------
Dom Genovese


                                      Director
--------------------------
David Blake


/s/ Frederick L. Judd                 Vice President - Finance and         June 30, 1999
--------------------------            General Counsel (Principal
Frederick L. Judd                     Accounting Officer)



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

                                  EXHIBIT INDEX


Exhibit
Number                  Description of Exhibit
------                  ----------------------

4.             Procom Technology, Inc. 1999 Employee Stock Purchase Plan.

5.             Opinion of Frederick L. Judd (Opinion re: legality).

23.1           Consent of Arthur Andersen LLP (Consent of Independent Auditor).

23.2           Consent of O'Melveny & Myers LLP (included in Exhibit 5).

24.            Power of Attorney (included in this Registration Statement under
               "Signatures").



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